UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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MARINUS PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 6, 2018

To our Stockholders:

You are cordially invited to attend our 2018 Annual Meeting of Stockholders on Thursday April 19, 2018 at 10:00 a.m. (Eastern Time) (the “Annual Meeting”) to be held as a virtual meeting at www.virtualshareholdermeeting.com/MRNS2018.

If you attend the annual meeting you will be able to vote and submit questions during the meeting by using the control number we have provided to you with the notice regarding the availability of these proxy materials. We are pleased to furnish proxy materials to stockholders primarily over the Internet. We will commence mailing to our stockholders on or about March 9, 2018 a Notice of Internet Availability containing instructions on how to access our 2018 Proxy Statement and 2017 Annual Report and to vote online. Internet distribution of our proxy materials expedites receipt by stockholders, lowers the cost of the annual meeting, and conserves natural resources. However, if you would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability. If you choose to receive your annual meeting materials by mail, the notice of the annual meeting, proxy statement, 2017 Annual Report and proxy card from our Board of Directors will be enclosed.

Please refer to the proxy statement for detailed information on each of the proposals and the annual meeting. Your vote is important, and we strongly urge all stockholders to vote their shares. For most items, including the election of directors, your shares will not be voted unless you provide voting instructions via the Internet or by returning a proxy card or voting instruction card. We encourage you to vote promptly, even if you plan to attend the annual meeting.

Best regards,

/s/ Christopher M. Cashman
Christopher M. Cashman,
President and Chief Executive Officer

Marinus Pharmaceuticals, Inc.

170 N. Radnor Chester Rd, Suite 250

Radnor, PA 19087

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held April 19, 2018

To our Stockholders:

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of Marinus Pharmaceuticals, Inc. (the “Company”) will be held virtually at www.virtualshareholdermeeting.com/MRNS2018 Thursday April 19, 2018, at 10:00 a.m. (Eastern Time), to consider and vote on the following matters described in the accompanying Proxy Statement:

1.	The election of two Class I director nominees named in the accompanying Proxy Statement;

2.	Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

3.	Transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors (the “Board”) unanimously recommends that you vote “FOR” the election of two Class I director nominees (Proposal 1)  and “FOR” the proposal to ratify KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal 2).

The Board has fixed February 20, 2018, at the close of business, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

/s/ Edward F. Smith
Edward F. Smith, Vice President,
Chief Financial Officer, Treasurer and Secretary
Radnor, Pennsylvania

March 6, 2018

YOUR VOTE IS IMPORTANT

If your shares are held in a brokerage account or by another nominee record holder, please be sure to mark your voting choices on the voting instruction card that accompanies this Proxy Statement. If you fail to specify your voting instructions for the election of directors, your shares will not be voted in the election of directors due to rules applicable to broker voting, or we may incur additional costs to solicit votes.

Marinus Pharmaceuticals, Inc.

170 N. Radnor Chester Rd, Suite 250

Radnor, PA 19087

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held April 19, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON THURSDAY,  April 19, 2018: Copies of this Proxy Statement and the accompanying form of proxy card, and 2017 Annual Report on Form 10-K (the “Annual Report”) are available at www.proxyvote.com, using your unique control number that was included in the Notice of Availability of Proxy Materials you received in the mail.  If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET: www.proxyvote.com

2) BY TELEPHONE: 1-800-579-1639

3) BY E-MAIL*: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with your unique control number that was included in the Notice of Availability of Proxy Materials you received in the mail.

This Proxy Statement and the accompanying proxy card, the foregoing Notice of Availability of Proxy Materials and the Annual Report are intended to be sent or given to stockholders of the Company on or about March 9, 2018, in connection with the solicitation of proxies on behalf of our Board for use at our 2018 Annual Meeting of Stockholders, to be held on Thursday,  April 19, 2018, at 10:00 a.m. Eastern Time, at www.virtualshareholdermeeting.com/MRNS2018, and at any adjournment or postponement thereof.

FREQUENTLY ASKED QUESTIONS

The following questions and answers present important information pertaining to the Annual Meeting:

Q:  Who is entitled to vote?

A:  Only stockholders of record as of the close of business on February 20, 2018 (the “Record Date”) shall be entitled to notice of, and to vote at, the Annual Meeting. During the ten days before the Annual Meeting, you may inspect a list of stockholders eligible to vote. If you would like to inspect the list, please call Edward F. Smith, our Chief Financial Officer, Treasurer and Secretary, at (484) 801-4670 to arrange a visit to our offices.

Q:  How many shares of common stock can vote?

A:  There were 40,520,705 shares of common stock outstanding as of the close of business on February 20, 2018. Each stockholder entitled to vote at the Annual Meeting may cast one vote for each share of common stock owned by him or her that has voting power upon each matter considered at the Annual Meeting.  Our stockholders do not have the right to cumulate their votes in elections of directors.

Q:  What may I vote on?

A:  You may vote on the following matters:

1.	the election of two Class I directors who have been nominated to serve on our Board as Class I directors;

A-1

2.	the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2018; and

3.	any other business that may properly come before the Annual Meeting and any adjournment or postponement thereof.

Q:  Will any other business be presented for action by stockholders at the Annual Meeting?

A:  Management knows of no business that will be presented at the Annual Meeting other than Proposals 1 and 2. If any other matter properly comes before the Annual Meeting, the persons named as proxies in the accompanying proxy card intend to vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their judgment on the matter.

Q:  How does the Board recommend that I vote on each of the proposals?

A:  The Board recommends a vote “FOR” the two Class I director nominees and “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2018.

Q:  How do I vote my shares?

A:  The answer depends on whether you own your shares of common stock of the Company directly (that is, you hold shares that show your name as the registered stockholder) or if your shares are held in a brokerage account or by another nominee holder.

If you own shares of the Company directly (i.e., you are a “registered stockholder”): your proxy is being solicited directly by us, and you can vote by internet, by mail or you can vote in person if you attend the Annual Meeting.

If you wish to vote by internet, go to www.proxyvote.com and log in using your unique control number that was included in the Notice of Availability of Proxy Materials you received in the mail.

If you wish to vote by mail, please request a paper copy of the materials, which will include a proxy card.  You can request a paper copy of the materials at no charge to you through one of the following methods:

1) BY INTERNET: www.proxyvote.com

2) BY TELEPHONE: 1-800-579-1639

3) BY E-MAIL*: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with your unique control number that was included in the Notice of Availability of Proxy Materials you received in the mail.

If you sign your proxy card but do not indicate how you wish to vote, the proxies will vote your shares “FOR” the two Class I director nominees, “FOR” the ratification of KPMG LLP as our independent registered public accounting firm, and, in their discretion, on any other matter that properly comes before the Annual Meeting. Unsigned proxy cards will not be counted.

If you wish to vote in person at the meeting, go to www.virtualshareholdermeeting.com/MRNS2018 using your unique control number that was included in the Notice of Availability of Proxy Materials you received in the mail.

If you hold your shares of the Company through a broker, bank or other nominee: a voting instruction card has been provided to you by your broker, bank or other nominee describing how to vote your shares. If you receive a voting instruction card, you can vote by completing and returning the voting instruction card. Please be sure to mark your voting choices on your voting instruction card before you return it. You may also be able to vote by telephone or via the Internet depending upon your voting instructions. Please refer to the instructions provided with your voting instruction card for information about voting in these ways. See also “What is the effect if I fail to give voting instructions to my broker or other nominee?” below.

If you wish to vote in person at the meeting, ballot buttons will be available at the virtual shareholder meeting website. However, if you are the beneficial owner of shares held in street name through a bank, broker or other intermediary, you may not vote your shares at the Annual Meeting unless you obtain a “legal proxy” from the bank, broker or intermediary that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Q:  What is a proxy?

A:  A proxy is a person you appoint to vote on your behalf. By using any of the methods discussed above, you will be appointing as your proxies Christopher M. Cashman, our President and Chief Executive Officer, and Edward F. Smith, our Chief Financial Officer, Treasurer and Secretary. They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy. Whether or not you expect to attend the Annual Meeting in person, we request that you please use the means available to you to vote by proxy so as to ensure that your shares of common stock may be voted.

Q:  What is the effect if I fail to give voting instructions to my broker or other nominee?

A:  If your shares are held by a broker or other nominee, you must provide your broker or nominee with instructions on how to vote your shares for Proposal 1 in order for your shares to be counted. If you hold your shares in one of these ways, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares. If you hold your shares in street name, your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing your broker, bank or other nominee in how to vote your shares. We encourage you to provide voting instructions to your broker, bank or other nominee.

Brokers, banks or other nominees that are member firms of the New York Stock Exchange and who hold shares in street name for customers have the discretion to vote those shares with respect to certain matters if they have not received instructions from the beneficial owners. Brokers, banks or other nominees will have this discretionary authority with respect to routine matters such as the ratification of the appointment of our independent registered public accounting firm; however, they will not have this discretionary authority with respect to non-routine matters, including the election of Class I directors. With respect to non-routine matters, if beneficial owners do not provide voting instructions, these are called “broker non-votes.”

In the event of a broker non-vote, such beneficial owners’ shares will be included in determining whether a quorum is present, but otherwise will not be counted. In addition, abstentions will be included in determining whether a quorum is present but otherwise will not be counted. Thus, a broker non-vote or an abstention will make a quorum more readily obtainable, but a broker non-vote or an abstention will not otherwise affect the outcome of a vote on a proposal that requires a plurality of the votes cast, and a broker non-vote will not otherwise affect the outcome of a vote on a proposal that requires a majority of the votes cast. An abstention with respect to a proposal that requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote will, however, have the same effect as a vote against the proposal. See “What vote is required to approve each proposal?” below.

We encourage you to provide voting instructions to the organization that holds your shares.

Q:  What if I want to change my vote or revoke my proxy?

A:  A registered stockholder may change his or her vote or revoke his or her proxy at any time before the Annual Meeting by (i) going to www.proxyvote.com and log in using your unique control number that was included in the Notice of Availability of Proxy Materials you received in the mail, (ii) attending and voting in person at the Annual Meeting, or (iii) submitting a later dated proxy card. We will count your vote in accordance with the last instructions we receive from you prior to the closing of the polls, whether your instructions are received by mail or in person at the Annual Meeting. If you hold your shares through a broker, bank or other nominee and wish to change your vote, you must follow the procedures required by your nominee.

Q:  What is a quorum?

A:  The holders of one-third of the 40,520,705 shares of common stock outstanding as of the Record Date, either present or represented by proxy, constitutes a quorum. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. Broker non-votes and abstentions will be counted as present for the purpose of establishing a quorum. If a quorum is not present by attendance at the Annual Meeting or represented by proxy, the stockholders present by attendance at the meeting or by proxy may adjourn the Annual Meeting until a quorum is present. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

Q:  What vote is required to approve each proposal?

A:Election of directors: A plurality of the votes cast at the Annual Meeting is required for the election of Class I directors. This means that the two Class I director nominees with the most votes for a particular director seat is elected to that seat. You may choose to vote or withhold your vote for such nominees. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of a director will not be voted with respect to the director indicated and will have no impact on the election of directors, although it will be counted for the purposes of determining whether there is a quorum.

Ratification of our independent registered public accounting firm:  A majority of the shares of stock that are present in person or by proxy and entitled to vote at the Annual Meeting must be voted in favor of the proposal. A properly executed proxy marked “ABSTAIN” with respect to the proposal will not be voted, although it will be counted for purposes of determining the number of shares of common stock present in person or represented by proxy and entitled to vote. Accordingly, if you choose to “ABSTAIN” with respect to this proposal, your abstention has the same effect as a vote “AGAINST.”

Q:  What if additional proposals are presented at the Annual Meeting?

A:  We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so. However, with respect to any other business that properly comes before the Annual Meeting, your proxies are authorized to vote on your behalf using their judgment.

Q:  Do the directors and officers of the Company have an interest in the outcome of the matters to be voted on?

A:  Our directors and officers will not receive any special benefit as a result of the outcome of the matters to be voted on, except that our non-employee directors will receive compensation for such service as described later in this Proxy Statement under the heading “Executive and Director Compensation.”

Q:  How many shares do the directors and officers of the Company beneficially own, and how do they plan to vote their shares?

A:  Directors and executive officers, who, as of the Record Date, had beneficial ownership (or had the right to acquire beneficial ownership within sixty days following the Record Date) of approximately 4.6% of our outstanding common stock, are expected to vote, or direct the voting of their shares, in favor of the election of the two Class I director nominees set forth in this Proxy Statement and in favor of the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2018.

Q:  Who will count the votes?

A:  Our agent will count the votes cast by proxy. The Chief Financial Officer, Treasurer and Secretary of the Company will count the votes cast in person at the Annual Meeting and will serve as the inspector of election.

Q:  Who can attend the Annual Meeting?

A:  All stockholders are invited to attend the Annual Meeting.

Q:    Are there any expenses associated with collecting the stockholder votes?

A:  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our stockholders.  Officers and other employees of the Company may solicit proxies in person or by telephone but will receive no special compensation for doing so.

Q:  Where can you find the voting results?

A:  Voting results will be reported in a Current Report on Form 8-K, which we will file with the United States Securities and Exchange Commission, or the SEC, within four business days following the Annual Meeting.

Q:  Who is our Independent Registered Public Accounting Firm, and will they be represented at the Annual Meeting?

A:  KPMG LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2017 and audited our financial statements for such fiscal year. KPMG LLP has been selected by our audit committee, or the Audit Committee, to serve in the same role and to provide the same services for the fiscal year ending December 31, 2018. We expect that one or more representatives of KPMG LLP will be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions at the end of the Annual Meeting.

Q:  Why are you being asked to ratify the selection of KPMG LLP?

A:  Although stockholder approval of our Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm is not required, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Audit Committee has agreed to reconsider its selection of KPMG LLP, but will not be required to take any action.

BOARD OF DIRECTORS

Our Board currently consists of six members. Upon election of the two nominees for Class I director below at the Annual Meeting, our Board will continue to consist of six members. Our certificate of incorporation and our bylaws divide our Board into three classes with staggered three-year terms. In addition, such certificate of incorporation and bylaws provide that a director may be removed only for cause and only by the affirmative vote of the holders of at least a majority of the votes that all our stockholders would be entitled to cast in an annual election of directors. Under such certificate of incorporation and bylaws, any vacancy on our Board, including a vacancy resulting from an enlargement of our Board, may be filled only by vote of a majority of our directors then in office. Furthermore, such certificate of incorporation provides that the authorized number of directors may be changed only by a resolution of our Board.

Biographical information regarding the business experience of each of our directors and the primary aspects of each of our directors’ experience, qualifications, attributes or skills that led to the conclusion that each of our directors should serve on our Board is set forth below:

Nominees	Age	Position
Class I Director:
Christopher M. Cashman	61	Director
Michael R. Dougherty	60	Director

Other Directors	Age	Position
Class II Directors:
Seth H.Z. Fischer	61	Director
Nicole Vitullo	60	Director

Class III Directors:
Enrique J. Carrazana	56	Director
Tim M. Mayleben	57	Director

Nominees for Election to the Board of two Class I Directors for a Three-Year Term Expiring at the 2021 Annual Meeting

Christopher M. Cashman has served as Chairman of our Board since September 2011 and as our President and Chief Executive Officer since October 2012. Mr. Cashman is a recognized leader in the biopharmaceutical industry and has decades of experience leading life sciences companies. Before joining Marinus, Mr. Cashman was co-founder, President and CEO of Protez Pharmaceuticals, Inc., a company specializing in the development of antibiotics, which was acquired by Novartis. Prior to his time with Protez, Mr. Cashman was President and CEO of Message Pharmaceuticals, Inc., and held various leadership roles at both Pfizer, Inc., and SmithKline Beecham plc. Mr. Cashman currently serves on the Board of Directors of Rapid Micro Biosystems, Inc., Noble Biomaterials, Inc., and MBF Therapeutics, Inc. Mr. Cashman holds an M.S. in economics from Purdue University and B.S. in business management from the University of Minnesota. We believe Mr. Cashman's experience in the life sciences industry, including his prior experience serving as chief executive officer of companies in the pharmaceutical development business, qualifies him to serve as the Chairman of our Board.

Michael R. Dougherty has served on our Board since February 2017. Mr. Dougherty has over 30 years of experience in the biopharmaceutical industry, most recently serving as executive chairman of Celator Pharmaceuticals, Inc. (sold to Jazz Pharmaceuticals). Prior to Celator, Mr. Dougherty was chief executive officer and a member of the board of directors of Kalidex Pharmaceuticals, Inc.  Mr. Dougherty also served in a number of capacities during his ten-year tenure at Adolor Corporation, including president and chief executive officer, member of the board of directors, senior vice president of commercial, chief operating officer, and chief financial officer. Prior to Adolor, Mr. Dougherty was president and chief operating officer of Genomics Collaborative, Inc. and served in a variety of senior positions at Genaera Corporation, including president and chief executive officer, and at Centocor, Inc. Mr. Dougherty is currently on the board of directors at Trevena, Inc., Aviragen Therapeutics, Cempra, Inc., and Foundation Medicine Inc.  Mr. Dougherty received a bachelor’s degree from Villanova University. We believe Mr. Dougherty’s extensive experience in executive leadership, finance and operations within the life sciences industry qualifies him to serve on our Board.

Members of the Board Continuing in Office for a Term Expiring at the 2019 Annual Meeting

Seth H.Z. Fischer has served on our Board since September 2016. Mr. Fischer is currently CEO and Director of VIVUS, Inc., a publicly traded biopharmaceutical company commercializing and developing innovative, next-generation therapies to address unmet needs in obesity and sexual health. Prior to VIVUS, Mr. Fischer served in various positions at Johnson & Johnson, most recently as Company Group Chairman, Johnson & Johnson and Worldwide Franchise Chairman of Cordis Corporation.  Prior to that he served as Company Group Chairman, North America Pharmaceuticals, which included responsibilities for Ortho-McNeil Pharmaceuticals, Janssen and Scios and prior to that, Mr. Fischer served as President of Ortho-McNeil Pharmaceuticals. Mr. Fischer’s operating responsibilities encompassed the commercialization of products in multiple therapeutic categories including Topamax® for epilepsy and migraines and products in the neurologic, analgesic, anti-infective, cardiovascular, psychiatric and women’s health areas. He is a member of the Boards of Directors of Agile Therapeutics, Inc. and BioSig Technologies, Inc., and an advisor to MedHab, LLC. Mr. Fischer earned a bachelor’s degree in general studies from Ohio University and served as a captain in the U.S. Air Force. We believe Mr. Fischer’s experience in pharmaceutical operations and commercialization in a wide range of therapeutics including in epilepsy and migraines qualifies him to serve on our Board.

Nicole Vitullo has served on our Board since September 2005. Ms. Vitullo is a Partner at Domain Public Equity Partners, L.P. and has extensive experience in both public and private investing in biotech companies and liquidation/distribution strategies for public companies. For more than a decade, Ms. Vitullo was responsible for Domain Public Equity Partners L.P., a fund focused on private investments in public companies. Previous to Domain, Nicole was senior vice president at Rothschild Asset Management, Inc., where she had responsibility for the U.S. public market investments of International Biotechnology Trust plc and Biotechnology Investments Limited. Prior to that, Ms. Vitullo served as the director of corporate communications and investor relations at Cephalon, a publicly traded biotechnology company, and held a number of positions at Eastman Kodak, including corporate development. Ms. Vitullo’s current board memberships include Achillion Pharmaceuticals, Celtaxsys, Inc., Cotera, Inc., Esperion Therapeutics and VentiRx Pharmaceuticals (sold to Celgene, Inc.).  Previously, Ms. Vitullo served on the board of Celator Pharmaceuticals (sold to Jazz Pharmaceuticals). Ms. Vitullo received her B.A. in mathematics and her M.B.A. in finance from University of Rochester. We believe Ms. Vitullo's experience working with and serving on the boards of directors of life sciences companies and working in the venture capital industry qualifies her to serve on our Board.

Members of the Board Continuing in Office for a Term Expiring at the 2020 Annual Meeting

Enrique J. Carrazana, M.D. has served on our Board since November 2013. Dr. Carrazana is the former Chief Medical Officer of Acorda Therapeutics, Inc., where he was responsible for the management of drug development programs and regulatory filings, as well as the company’s medical affairs and drug safety departments. Previously, Dr. Carrazana held various medical leadership roles at Novartis, where his last role was Vice President, Global Head Development Established Medicines Franchise based in Basel, Switzerland. He was also Director of the Epilepsy Center of Excellence at the Miami Veterans’ Administration (VA) Hospital and Associate Professor of Neurology at the University of Miami Miller School of Medicine. Dr. Carrazana is a board-certified neurologist with more than 20 years of experience in the pharmaceutical industry and clinical practice. He has presented and published a wide range of research on various neurology topics, with an emphasis on epilepsy. Dr. Carrazana received a MD from the Harvard Medical School and completed his residency in neurology and fellowship in neurophysiology at the

Harvard Longwood Neurology Program. We believe Dr. Carrazana's medical background and experience in pharmaceutical development qualify him to serve on our Board.

Tim M. Mayleben has served on our Board since December 2008. Mr. Mayleben currently serves as President, CEO and a director of Esperion Therapeutics, Inc., a biopharmaceutical company focused on the development and commercialization of therapies for the treatment of elevated levels of LDL-cholesterol. Mr. Mayleben has more than a decade of executive leadership roles in the life sciences industry, including, former President, CEO and a director of Aastrom Biosciences, Inc., former President, COO and a director of NightHawk Radiology Holdings, Inc., and former COO and CFO of the original Esperion, Inc., until its acquisition by Pfizer in 2004. He is also an advisor to, investor in, and member of the board of directors of several life science companies, including Kaleo, Inc. and LOXO Oncology, Inc. Mr. Mayleben earned an MBA, with distinction, from the J.L. Kellogg Graduate School of Management at Northwestern University, and a BBA from the University of Michigan, Ross School of Business. We believe Mr. Mayleben's experience in the life sciences industry, including his prior experience serving as an executive and director of public companies in the pharmaceutical and biotechnology industries, qualifies him to serve on our Board.

Director Independence

Our Board has determined that all of our directors except Christopher M. Cashman are independent within the meaning of Section 5605(a)(2) of the NASDAQ Stock Market Rules and Rule 10A-3 under the Securities Act of 1933, as amended, or the Securities Act, that Tim M. Mayleben, Michael R. Dougherty and Nicole Vitullo meet the additional test for independence for audit committee members imposed by SEC regulations and Section 5605(c)(2)(A) of the NASDAQ Stock Market Rules and that Enrique J. Carrazana, Michael R. Dougherty and Seth H.Z. Fischer meet the additional test for independence for compensation committee members imposed by Section 5605(d)(2) of the NASDAQ Stock Market Rules. The Board is responsible for ensuring that independent directors do not have a material relationship with us or any of our affiliates or any of our executive officers or his or her affiliates.

Board Meetings

During the year ended December 31, 2017, the Board held a total of four meetings. Each of our directors attended at least 75% of the aggregate number of meetings of the Board and meetings of any committee of which he or she was a member, which were held during the time in which he or she was a director or a committee member, as applicable.

Board Leadership Structure and Risk Oversight

The Company seeks to maintain an appropriate balance between management and the Board. Our Board does not have a policy regarding the separation of the offices of Chairman of the Board and Chief Executive Officer. Our Board believes that it is important to retain the flexibility to combine or separate the responsibilities of the offices of Chairman of the Board and Chief Executive Officer, as from time to time it may be in the best interests of the Company.

Christopher M. Cashman currently serves as our Chairman and Chief Executive Officer. The Board believes that presently it is in the best interests of the Company that the positions of Chairman of the Board and Chief Executive Officer are combined. The Board acknowledges that there may be circumstances in the future when it is in the best interests of the Company to separate the positions of Chairman and Chief Executive Officer.

The Board is obligated to conduct periodic executive sessions of the directors without those directors who are also executive officers of the Company. These directors shall designate one director to preside at each session, although it need not be the same director at each session.

Management regularly reports on any potential material risks to the Company at each quarterly Board meeting. Our Chief Executive Officer and Chief Financial Officer provide these routine reports. Management reports regularly to the full Board, which also considers the Company’s risk factors. While the Board oversees the Company’s risk management, Company management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

Corporate Governance—Board and Committees

Our Board is responsible for the supervision of our overall affairs. Our Board met on four occasions during the year ended December 31, 2017. Regularly scheduled executive sessions of the Board’s independent directors were held as well. Each then current director attended at least 75% of all Board and applicable committee meetings during 2017. Directors are strongly encouraged, but not required, to attend the Annual Meeting, and all then current directors attended our 2017 Annual Meeting.

Stockholders and other interested parties may write to the Board, any director, any of the committee chairs or the independent directors as a group at: c/o Secretary, Marinus Pharmaceuticals, Inc., 170 N Radnor Chester Rd, Suite 250, Radnor, Pennsylvania 19087.

Board Committees

Our Board has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, or the Nominating Committee. During 2017, our Audit Committee consisted of Michael R. Dougherty, Tim M. Mayleben, and Nicole Vitullo, with Tim M. Mayleben serving as chair. Our Compensation Committee consisted of Enrique J. Carrazana, Michael R. Dougherty and Seth H.Z. Fischer, with Seth H.Z. Fischer serving as chair. Our Nominating Committee consisted of Enrique Carrazana, Tim M. Mayleben and Nicole Vitullo, with Nicole Vitullo serving as chair.

In compliance with the NASDAQ Stock Market Rules, all of the members of our Audit, Compensation and Nominating Committees are independent.

Audit Committee

The Audit Committee operates under a charter adopted by the Board that governs its responsibilities. Copies of the Audit Committee charter can be obtained free of charge from the Company’s website, www.marinuspharma.com, or by contacting the Company to the attention of the Secretary at our offices at Marinus Pharmaceuticals, Inc., 170 N. Radnor Chester Rd, Suite 250, Radnor, Pennsylvania 19087.

The primary purpose of our Audit Committee is to assist the Board in the oversight of the integrity of our accounting and financial reporting process, the audits of our financial statements, and our compliance with legal and regulatory requirements. The functions of our Audit Committee include, among other things,

•	Selecting and hiring the independent registered public accounting firm to conduct the annual audit of our financial statements and monitoring its independence and performance;

•	reviewing and approving the planned scope of the annual audit and the results of the annual audit;

•	pre-approving all audit services and permissible non-audit services provided by our independent registered public accounting firm;

•	reviewing the significant accounting and reporting principles to understand their impact on our financial statements;

•	reviewing our internal financial, operating and accounting controls with management, our independent registered public accounting firm and our internal audit provider;

•

reviewing with management and our independent registered public accounting firm, as appropriate, our financial reports, earnings announcements and our compliance with legal and regulatory requirements;

•	reviewing potential conflicts of interest under and violations of our Code of Business Conduct and Ethics;

•

establishing procedures for the treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and confidential submissions by our employees of concerns regarding questionable accounting or auditing matters;

•	reviewing and approving related-party transactions; and

•	reviewing and evaluating, at least annually, our Audit Committee’s charter.

With respect to reviewing and approving related-party transactions, our Audit Committee reviews related-party transactions for potential conflicts of interests or other improprieties. Under SEC rules, related-party transactions are those transactions or series of related transactions to which we are or may be a party in which the amount involved exceeds $120,000, and in which any of our directors or executive officers or any other related person had or will have a direct or indirect material interest, excluding, among other things, compensation arrangements with respect to employment and board membership. Our Audit Committee could approve a related-party transaction if it determines that the transaction is in our best interests. Our directors are required to disclose to this committee or the full Board any potential conflict of interest, or personal interest in a transaction that our board is considering. Our executive officers are required to disclose any related-party transaction to the Audit Committee. We also poll our directors on an annual basis with respect to related-party transactions and their service as an officer or director of other entities. Any director involved in a related-party transaction that is being reviewed or approved must recuse himself or herself from participation in any related deliberation or decision. Whenever possible, the transaction should be approved in advance and if not approved in advance, must be submitted for ratification as promptly as practical.

The financial literacy requirements of the SEC require that each member of our Audit Committee be able to read and understand fundamental financial statements. In addition, at least one member of our Audit Committee is qualified as an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act, and has financial sophistication in accordance with the NASDAQ Stock Market Rules. Our Board has determined that Tim M. Mayleben qualifies as an audit committee financial expert. For the relevant experience of Mr. Mayleben that qualifies him as an audit committee financial expert, please see his biographical information under “Biographical and Other Information Regarding the Company’s Directors—Members of the Board Continuing in Office for a Term Expiring at the 2017 Annual Meeting.”

The Audit Committee met four times in 2017.

Both our independent registered public accounting firm and management periodically will meet privately with our Audit Committee. For information on audit fees, see “Proposal 2: Ratification of Independent Registered Public Accounting Firm.”

Compensation Committee

The Compensation Committee operates under a formal charter adopted by the Board that governs its responsibilities. Copies of the Compensation Committee charter can be obtained free of charge from the Company’s website, www.marinuspharma.com, or by contacting the Company to the attention of the Secretary at our offices at Marinus Pharmaceuticals, Inc., 170 N. Radnor Chester Rd, Suite 250, Radnor, Pennsylvania 19087.

The primary purpose of our Compensation Committee is to assist our Board in exercising its responsibilities relating to compensation of our executive officers and employees and to administer our equity compensation and other benefit plans. In carrying out these responsibilities, this committee reviews all components of executive officer and employee compensation for consistency with its compensation philosophy, as in effect from time to time. The functions of our Compensation Committee include, among other things:

•	designing and implementing competitive compensation policies to attract and retain key personnel;

•	reviewing and formulating policy and determining the compensation of our executive officers and employees;

•	reviewing and recommending to our Board the compensation of our directors;

•	administering our equity incentive plans and granting equity awards to our employees and directors under these plans;

•

if required from time to time, reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” and recommending to the full board its inclusion in our periodic reports to be filed with the SEC;

•	if required from time to time, preparing the report of the Compensation Committee to be included in our annual proxy statement;

•	engaging compensation consultants or other advisors it deems appropriate to assist with its duties; and

•	reviewing and evaluating, at least annually, our Compensation Committee’s charter.

Our Compensation Committee may delegate to one or more of our executive offices the power to grant options or other stock awards pursuant to such equity-based plan to employees who are not our directors or executive officers. Our Compensation Committee may also form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances.

The Compensation Committee met three times in 2017.

Nominating Committee

The Nominating Committee operates under a formal charter adopted by the Board that governs its responsibilities. Copies of the Nominating Committee charter can be obtained free of charge from the Company’s website, www.marinuspharma.com, or by contacting the Company to the attention of the Secretary at our offices at Marinus Pharmaceuticals, Inc., 170 N. Radnor Chester Rd, Suite 250, Radnor, Pennsylvania 19087.

The primary purpose of our Nominating Committee is to assist our Board in promoting the best interests of the Company and our stockholders through the implementation of sound corporate governance principles and practices. The functions of our Nominating Committee include, among other things:

•	identifying, reviewing and evaluating candidates to serve on our board;

•	determining the minimum qualifications for service on our board;

•	developing and recommending to our board an annual self-evaluation process for our board and overseeing the annual self-evaluation process;

•	developing, as appropriate, a set of corporate governance principles, and reviewing and recommending to our board any changes to such principles; and

•	periodically reviewing and evaluating our Nominating Committee’s charter.

While the Nominating Committee does not have a formal diversity “policy,” the Nominating Committee recommends candidates based upon many factors, including the diversity of their business or professional experience, the diversity of their background and their array of talents and perspectives. We believe that the Nominating Committee’s existing nominations process is designed to identify the best possible nominees for the Board, regardless of the nominee’s gender, racial background, religion or ethnicity. The Nominating Committee identifies candidates through a variety of means, including recommendations from members of the Board and suggestions from our management including our Chief Executive Officer. In addition, the Nominating Committee considers candidates recommended by third parties, including stockholders. The Nominating Committee gives the same consideration to candidates recommended by stockholders as those candidates recommended by members of our Board. Stockholders wishing to recommend director candidates for consideration by the Nominating Committee may do so by writing to our Secretary and giving the recommended candidate’s name, biographical data and qualifications. Nominees should have a reputation for integrity, honesty and adherence to high ethical standards, should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company, should be willing and able to contribute positively to the decision-making process of the Company, should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees, should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders, should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director. Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on the Board should be considered.

The Nominating Committee met one time in 2017.

Compensation Committee Interlocks and Insider Participation

During 2017 and as of the date of this Proxy Statement, no member of our Compensation Committee has ever been an executive officer or employee of ours and no executive officer of the Company currently serves, or has served during the last completed year, on the board, compensation committee or other committee serving an equivalent function, of any other entity that has one or more officers serving as a member of our Board or Compensation Committee.

Stockholder Communications with the Board

Stockholders who wish to communicate directly with the Board, or with a particular director, may send a letter addressed to our Secretary at Marinus Pharmaceuticals, Inc., 170 N. Radnor Chester Rd, Suite 250, Radnor, Pennsylvania 19087. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder Board Communication” or “Stockholder Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the directors addressed. If a stockholder wishes the communication to be confidential, such stockholder must clearly indicate on the envelope that the communication is “confidential.” The Secretary will then forward such communication, unopened, to the directors, or director, specified on the envelope, or if none, to the Chairman of the Board.

Code of Business Conduct and Ethics for Employees, Executive Officers and Directors

Our Board has adopted a Code of Business Conduct and Ethics applicable to all of our employees, executive officers and directors. The Code of Business Conduct and Ethics outlines the principles, policies and laws that govern our activities and establishes guidelines for conduct in the workplace. Every employee, executive officer and director is required to read the Code of Business Conduct and Ethics annually. The Audit Committee of our Board is responsible for overseeing the Code of Business Conduct and Ethics and must approve any waivers of the Code of Business Conduct and Ethics for employees, executive officers or directors. We expect that any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, will be disclosed on our website. Copies of the Code of Business Conduct and Ethics can be obtained free of charge from the Company’s website, www.marinuspharma.com, or by contacting the Company to the attention of the Secretary at our offices at Marinus Pharmaceuticals, Inc., 170 N. Radnor Chester Rd, Suite 250, Radnor, Pennsylvania 19087.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board assists the Board in performing its oversight responsibilities for our financial reporting process and audit process as more fully described in the Audit Committee’s charter. Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), or the PCAOB, and to issue a report thereon.

In the performance of its oversight function, the Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2017 with management and with our independent registered public accounting firm. In addition, the Audit Committee has discussed the matters required to be discussed by PCAOB Auditing Standard No. 1301,  Communications with Audit Committees, which includes, among other items, matters related to the conduct of the audit of our financial statements, with KPMG LLP, our independent registered public accounting firm for the year ended December 31, 2017. The Audit Committee has also received and reviewed the written disclosures and the letter from KPMG LLP required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence (which relates to the independent registered public accounting firm’s independence from us) and has discussed with KPMG LLP their independence from us. We also considered whether any non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.

Based on the review and discussions referenced above, the Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017.

Audit Committee:
Tim M. Mayleben, Chair
Michael R. Dougherty
Nicole Vitullo

The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act or the Exchange Act of 1934, as amended, or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of February 20, 2018 (except where otherwise noted) by:

•	each of our named executive officers (as that term is defined later in this Proxy Statement under the heading “Executive and Director Compensation”);

•	each of our directors and our nominee for director;

•	all directors and current executive officers as a group; and

•	each stockholder known by the Company to own beneficially more than 5% of our common stock.

Percentage ownership in the following table is based on 40,520,403 shares of common stock outstanding as of February 20, 2018. We have determined beneficial ownership in the table in accordance with the rules of the SEC. In computing the number of shares beneficially owned by any person or group of persons and the percentage ownership of that person or group, shares of common stock subject to options and warrants held by such person or group of persons that are currently exercisable, or will become exercisable by May 22, 2018, are deemed to be beneficially owned by such person and outstanding for the calculation of such person’s percentage ownership. However, we have not deemed these shares to be outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes following the table, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such stockholder.

	Number of Shares	Percentage of Shares
Name and Address of Beneficial Owner	Beneficially Owned	Beneficially Owned
5% or greater stockholders:
Bain Capital Life Sciences Fund, L.P. and BCIP Life Sciences Associates, L.P.(1)	3,977,453	9.8%
200 Clarendon Street
Boston, MA 02116
Jennison Associates LLC(3)	2,696,553	6.7%
466 Lexington Avenue
New York, NY 10017
Domain Partners VI, L.P., DP VI Associates, L.P. and Domain Associates, LLC(4)	2,536,436	6.3%
One Palmer Square, Suite 515
Princeton, NJ 08542
Granite Point Capital Management, L.P.(5)	2,278,848	5.6%
109 State Street, 5th Floor
Boston, MA 02109
Franklin Resources, Inc.(6)	2,147,385	5.3%
One Franklin Parkway
San Mateo, CA 94403-1906

Directors, Director Nominees and Named Executive Officers:

Christopher M. Cashman(7)	1,027,975	2.5%
Edward F. Smith(8)	387,164	1.0
Enrique J. Carrazana(9)	176,352	*
Lorianne Masuoka(10)	81,667	*
Timothy M. Mayleben(11)	89,950	*
Nicole Vitullo(11)	89,950	*
Seth H.Z. Fischer (12)	38,400	*
Michael R. Dougherty(13)	23,292	*
All directors and current officers as a group	1,914,750	4.6%

*Denotes less than one percent of class.

(1)

Reference is made to Amendment No. 1 to Schedule 13G filed with the SEC by Bain Capital Life Sciences Fund, L.P. (BCLS) on December 19, 2017.  3,608,127 shares are held by BCLS and 369,326 shares are held by BCIP Life Sciences Associates, LP (BCIP LS).  Bain Capital Life Sciences Investors, LLC is the general partner of BCLS and Boylston Coinvestors, LLC is the general partner of BCIP LS.  Voting and dispositive power of both BCLS and BCIP LS is shared by Bain Capital Life Sciences Investors, LLC and fund managers Jeffrey Schwartz and Adam Koppel.

(2)

Reference is made to Schedules 13G filed with the SEC by Prudential Financial Inc. (Prudential) on January 19, 2018 and Jennison Associates LLC (“Jennison”) on February 5, 2018.  Jennison furnishes investment advice to several investment companies, insurance separate accounts, and institutional clients (Managed Portfolios). As a result of its role as investment adviser of the Managed Portfolios, Jennison may be deemed to be the beneficial owner of the shares of the common stock held by such Managed Portfolios.  Prudential indirectly owns 100% of equity interests of Jennison.  As a result, Prudential may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Jennison may have with respect to the common stock held by the Managed Portfolios.  Jennison does not file jointly with Prudential, as such, shares of the common stock reported on Jennison's Schedule 13G may be included in the shares reported on the Schedule 13G filed by Prudential.  Jennison and Prudential each state that the filing of their respective Schedules 13G should not be construed as an admission that Jennison or Prudential is, for the purposes of Sections 13 or 16 of the Exchange Act, the beneficial owner of these shares.

(3)

Consists of: (a) 2,476,886 shares of common stock beneficially owned by Domain Partners VI, L.P., (b) 17,000 shares of common stock beneficially owned by DP VI Associates, L.P., and (c) 42,550 shares of common stock beneficially owned by Domain Associates, LLC.

Ms. Vitullo, a member of our board of directors, is a managing member of One Palmer Square Associates VI, L.L.C., the general partner of Domain Partners VI, L.P. and DP VI Associates, L.P. and a managing member of Domain Associates, LLC.  The managing members of One Palmer Square Associates VI, L.L.C. share voting and investment power with respect to shares beneficially owned by Domain Partners VI, L.P. and DP VI Associates, L.P. and the managing members of Domain Associates, LLC share voting and investment power with respect to the shares beneficially owned by Domain Associates, LLC.  Ms. Vitullo disclaims beneficial ownership of these shares except to the extent of her pecuniary interest therein.

(4)

Reference is made to Amendment No. 1 to Schedule 13G filed with the SEC by the following Granite Point Capital funds:  Granite Point Capital Master Fund, L.P. - 1,109,390 shares; Granite Point Capital Panacea Global Healthcare Fund– 681,366 shares; Granite Point Capital Scorpion Focused Ideas Fund – 488,092 shares.  Granite Point Capital L.L.C. (GPC) is the general partner of each of these funds, and Granite Point Capital Management, L.P. (GPCM), is the investment manager of each of these funds.  Warren B. Lammert, III is the managing member  of GPC and the managing member of GPC 1, LLC, the general partner of GPCM.  These persons state that the filing of its Schedule 13G should not be construed in and of itself as an admission by any of them as to beneficial ownership of the shares reported therein.

(5)

Reference is made to Amendment No. 3 to Schedule 13G filed with the SEC by Franklin Resources, Inc. on February 10, 2016.  These shares are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of Franklin Resources, Inc.  Franklin Resources, Inc. reported that each of Charles B. Johnson and Rupert H. Johnson, Jr. owns in excess of 10% of its outstanding common stock and that Franklin Advisers, Inc. has the sole power to vote or to direct the vote of, and the sole power to dispose or to direct the disposition of these shares.  These persons state that the filing of its Schedule 13G should not be construed as an admission that any of them is, and each of them disclaims that it is, the beneficial owner, as defined under the Exchange Act, of any of these shares.

(6)	Includes options to purchase 770,506 shares of common stock currently exercisable or exercisable within 60 days of February 20, 2018.

(7)	Includes options to purchase 337,364 shares of common stock currently exercisable or exercisable within 60 days of February 20, 2018.

(8)	Includes options to purchase 144,552 shares of common stock currently exercisable or exercisable within 60 days of February 20, 2018.

(9)	Includes options to purchase 81,667 shares of common stock currently exercisable or exercisable within 60 days of February 20, 2018.

(10)	Includes options to purchase 39,600 shares of common stock currently exercisable or exercisable within 60 days of February 20, 2018.

(11)	Includes options to purchase 27,300 shares of common stock currently exercisable or exercisable within 60 days of February 20, 2018.

(12)	Includes options to purchase 14,292 shares of common stock currently exercisable or exercisable within 60 days of February 20, 2018.

EXECUTIVE OFFICERS

The following are biographical summaries of our executive officers and their ages, except for Mr. Cashman, whose biography is included under the heading “Board of Directors”:

Name	Age	Position(s)
Christopher M. Cashman	61	Chairman, President and Chief Executive Officer
Edward F. Smith	46	Vice President, Chief Financial Officer, Treasurer and Secretary
Lorianne Masuoka, M.D.	56	Chief Medical Officer

Edward F. Smith has served as our Vice President, Chief Financial Officer, Treasurer and Secretary since November 2013. From July 2013 to November 2013, Mr. Smith served as a financial advisor in a consulting capacity for TetraLogic Pharmaceuticals Corporation. From January 2006 to April 2013, Mr. Smith served as Chief Financial Officer of PolyMedix, Inc., a company engaged in the development of small-molecule drugs for the treatment of serious acute care conditions, which voluntarily filed for chapter 7 bankruptcy on April 1, 2013. From September 2000 to December 2005, Mr. Smith was Executive Director of Finance at InKine Pharmaceutical Company, Inc., a biopharmaceutical company focused on the diagnosis and treatment of gastrointestinal disorders. Earlier in his career, Mr. Smith held various positions of increasing responsibility in public accounting, most recently as a manager in the audit practice at Deloitte & Touche LLP. Mr. Smith was licensed as a Certified Public Accountant in Pennsylvania and holds a BS in Business Administration from the University of Hartford.

Lorianne Masuoka, MD has served as our Chief Medical Officer since April 2017.  Dr. Masuoka served as Chief Medical Officer of InVivo Therapeutics from March 2015 until January 2017, Senior Vice President and Chief Medical Officer of Cubist Pharmaceuticals from July 2013 until January 2015, and Senior Vice President and Chief Medical Officer of Nektar Therapeutics from August 2009 until August 2012.  From August 2012 until April 2017, Dr. Masuoka provided clinical development consulting services to various companies in the areas of neurology, epilepsy, oncology, pain and spinal cord injury.  Dr. Masuoka holds a Bachelor of Science and a Doctor of Medicine degree from University of California, Davis.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the fiscal years ended December 31, 2017 and 2016.

				Stock		All Other
				Awards	Option	Compensation
Name	Year	Salary	Bonus(2)	($)(3)	Awards ($)(4)	($)	Total ($)
Christopher M. Cashman	2017	484,100	257,000	73,326	2,182,362	—	2,996,788
Chairman, President and Chief Executive Officer	2016	484,100	129,000	84,150	138,320	—	835,570
Edward F. Smith	2017	360,500	145,000	30,492	874,804	—	1,410,796
Vice President, Chief Financial Officer, Treasurer and Secretary	2016	360,500	73,000	36,900	60,654	—	531,054
Lorianne Masuoka, M.D.	2017	266,146	96,000	—	848,300	—	1,210,446
Chief Medical Officer(1)

(1)	Dr. Masuoka joined the Company as Chief Medical Officer in April 2017.

(2)	Represents performance bonus awards. The 2016 bonus award was paid in 2017. The 2017 bonus award was paid in 2018.

(3)

Represents the grant-date fair value of restricted stock granted in the respective years determined in accordance with Financial Accounting Standard Board (FASB) Accounting Standards Codification (ASC)  Topic 718 in the year of grant. The grant-date fair value is recognized for accounting purposes over the vesting periods of the respective awards.

(4)	This amount represents aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718.

Employment Agreements

We have entered into employment agreements with all of our named executive officers. The following is a summary of the material terms of each employment agreement.

Christopher M. Cashman

On August 3, 2016, we entered into an amended and restated employment agreement with Christopher M. Cashman, our Chairman, President and Chief Executive Officer. The principal terms of Mr. Cashman's employment agreement are as follows:

•	base salary of $484,100 per year;

•	annual performance bonus in an amount up to 53.0% of base salary based on the achievement of certain performance goals established by our Board or the compensation committee; and

•	stock options and awards as described below under the heading "Outstanding Equity Awards at Fiscal Year-End."

Upon a termination of Mr. Cashman's employment by us without cause or a resignation by Mr. Cashman for good reason, Mr. Cashman is eligible to receive a continuation of his base salary for twelve months, with an accelerated payment of any balance upon a change in control as defined in the agreement, subject to his execution and delivery of a general release of claims.  If such termination occurs within three months before or within twelve months after a change in control the severance payable increases to an amount equal to his base salary for a period of twenty-four months plus his prorated target bonus payable in a lump sum. Upon such termination, Mr. Cashman is also eligible to receive payment or reimbursement of the his medical insurance premiums at the same level as was in effect on the termination date for a period of twelve months, which period increases to twenty-four months if the termination of employment occurs three-months before or twelve months after a change in control.

Termination for "cause" under Mr. Cashman's employment agreement generally means termination of Mr. Cashman by us for: (i) his misuse of alcoholic beverages, controlled substances or other narcotics, which misuse has had or is reasonably likely to have a material adverse effect on our business or financial affairs or our reputation; (ii) failure to cooperate with us in any investigation or formal proceeding; (iii) the commission of, or a plea of guilty or nolo contendere with respect to, or conviction for, a felony (or any lesser included offense or crime in exchange for withdrawal of a felony indictment or charged crime that might result in a penalty of incarceration), a crime involving moral turpitude or any other offense that results in or could result in any prison sentence; (iv) adjudication as an incompetent; (v) a breach of any material term of the employment agreement; (vi) violation in any material respect of any of our rules, regulations or policies; (vii) gross insubordination; (viii) engaging in any conduct, action or behavior that, in the reasonable opinion of our Board, has had a material adverse effect on our reputation; (ix) any continued or repeated absence; or (x) misappropriation of any funds or property.

Termination for "good reason" under Mr. Cashman's employment agreement generally means termination by Mr. Cashman for (i) a reassignment to a location outside the greater Philadelphia area; (ii) any material failure by us to comply with any material term of the employment agreement; (iii) the demotion of Mr. Cashman to a lesser position or a substantial diminution of Mr. Cashman's authority, duties or responsibilities or (iv) a material diminution of his base salary and benefits, except under certain limited circumstances.

Mr. Cashman is entitled to participate in all of our group welfare plans, subject to the terms and conditions applicable to such plans as approved from time to time by our Board. Mr. Cashman's employment agreement contains customary non-solicitation and non-competition covenants, which covenants remain in effect for one year following any cessation of employment with respect to Mr. Cashman. Further, Mr. Cashman has executed a Mutual Non-Disclosure Agreement.

Edward F. Smith

On August 3, 2016, we entered into an amended and restated employment agreement with Edward F. Smith, our Vice President, Chief Financial Officer, Treasurer and Secretary. The principal terms of Mr. Smith's employment agreement are as follows:

•	base salary of $360,500 per year;

•	annual performance bonus in an amount up to 40.0% of base salary based on the achievement of certain performance goals established by our Board or the compensation committee; and

•	stock options and awards as described below under the heading "Outstanding Equity Awards at Fiscal Year-End."

Upon a termination of Mr. Smith's employment by us without cause or a resignation by Mr. Smith for good reason, Mr. Smith is eligible to receive a continuation of his base salary for nine months, with an accelerated payment of any balance upon a change in control as defined in the agreement, subject to his execution and delivery of a general release of claims.  If such termination occurs within three months before or within twelve months after a change in control the severance payable increases to an amount equal to his base salary for a period of eighteen months plus his prorated target bonus payable in a lump sum. Upon such termination, Mr. Smith is also eligible to receive payment or reimbursement of the his medical insurance premiums at the same level as was in effect on the termination date for a period of nine months, which period increases to eighteen months if the termination of employment occurs three-months before or twelve months after a change in control.

Termination for "cause" under Mr. Smith's employment agreement generally means termination of Mr. Smith by us for: (i) his misuse of alcoholic beverages, controlled substances or other narcotics, which misuse has had or is reasonably likely to have a material adverse effect on our business or financial affairs or our reputation; (ii) failure to cooperate with us in any investigation or formal proceeding; (iii) the commission of, or a plea of guilty or nolo contendere with respect to, or conviction for, a felony (or any lesser included offense or crime in exchange for withdrawal of a felony indictment or charged crime that might result in a penalty of incarceration), a crime involving moral turpitude or any other offense that results in or could result in any prison sentence; (iv) adjudication as an incompetent; (v) a breach of any material term of the employment agreement; (vi) violation in any material respect of any of our rules, regulations or policies; (vii) gross insubordination; (viii) engaging in any conduct, action or behavior that, in the reasonable opinion of our Board, has had a material adverse effect on our reputation; (ix) any continued or repeated absence; or (x) misappropriation of any funds or property.

Termination for "good reason" under Mr. Smith's employment agreement generally means termination by Mr. Smith for (i) a reassignment to a location outside the greater Philadelphia area; (ii) any material failure by us to comply with any material term of the employment agreement; (iii) the demotion of Mr. Smith to a lesser position or a substantial diminution of Mr. Smith's authority, duties or responsibilities or (iv) a material diminution of his base salary and benefits, except under certain limited circumstances.

Mr. Smith is entitled to participate in all of our group welfare plans, subject to the terms and conditions applicable to such plans as approved from time to time by our Board. Mr. Smith's employment agreement contains customary non-solicitation and non-competition covenants, which covenants remain in effect for six months following any cessation of employment with respect to Mr. Smith. Further, Mr. Smith has executed a Confidentiality Agreement which expires five years after the last disclosure of confidential information by the Company.

Lorianne Masuoka, M.D.

On April 10, 2017, we entered into an employment agreement with Dr. Masuoka.  The principal terms of Dr. Masuoka’s employment agreement are as follows:

•                  base salary of $365,000 per year;

•                  annual performance bonus in an amount up to 35.0% of base salary based on the achievement of certain performance goals established by our Board or the compensation committee; and

•                  stock options and awards as part of our equity incentive programs

Upon a termination of Dr. Masuoka’s employment by us without cause or a resignation by Dr. Masuoka for good reason, Dr. Masuoka is eligible to receive a continuation of her base salary for nine months, with an accelerated payment of any balance upon a change in control as defined in the agreement, subject to her execution and delivery of a general release of claims.  If such termination occurs within three months before or within twelve months after a change in control the severance payable increases to an amount equal to her base salary for a period of eighteen months payable in a lump sum. Upon such termination, Dr. Masuoka is also eligible to receive payment or reimbursement of her medical insurance premiums at the same level as was in effect on the termination date for a period of nine months, which period increases to eighteen months if the termination of employment occurs three months before or twelve months after a change in control.

Termination for “cause” under Dr. Masuoka’s employment agreement generally means termination of Dr. Masuoka by us for: (i) her misuse of alcoholic beverages, controlled substances or other narcotics, which misuse has had or is reasonably likely to have a material adverse effect on our business or financial affairs or our reputation; (ii) failure to cooperate with us in any investigation or formal proceeding; (iii) the commission of, or a plea of guilty or nolo contendere with respect to, or conviction for, a felony (or any lesser included offense or crime in exchange for withdrawal of a felony indictment or charged crime that might result in a penalty of incarceration), a crime involving moral turpitude or any other offense that results in or could result in any prison sentence; (iv) adjudication as an incompetent; (v) a breach of any material term of the employment agreement; (vi) violation in any material respect of any of our rules, regulations or policies; (vii) gross insubordination; (viii) engaging in any conduct, action or behavior that, in the reasonable opinion of our Board, has had a material adverse effect on our reputation; (ix) any continued or repeated absence; or (x) misappropriation of any funds or property.

Termination for “good reason” under Dr. Masuoka’s employment agreement generally means termination by Dr. Masuoka for (i) any material failure by us to comply with any material term of the employment agreement; (ii) the demotion of Dr. Masuoka to a lesser position or a substantial diminution of Dr. Masuoka’s authority, duties or responsibilities or (iii) a material diminution of her base salary and benefits, except under certain limited circumstances.

Dr. Masuoka is entitled to participate in all of our group welfare plans, subject to the terms and conditions applicable to such plans as approved from time to time by our Board. Dr. Masuoka’s employment agreement contains customary non-solicitation and non-competition covenants, which covenants remain in effect for nine months following any cessation of employment with respect to Dr. Masuoka.

Change in Control Severance Plan

On November 8, 2016, the compensation committee of the board of directors of the Company adopted the Marinus Pharmaceuticals, Inc. Change in Control Severance Plan (the Plan) covering employees of the Company.  The purpose of the Plan is to formalize, and maintain consistency in, the Company’s approach to change in control benefits provided to Company employees.

The Plan provides for certain payments and benefits to a covered employee (i.e., any employee regularly scheduled to work at least 30 hours per week) whose employment with the Company ceases either during the two-year period following a change in control of the Company or during the 90-day period immediately preceding the change in control due to (i) a termination without “Cause” or (ii) a resignation for “Good Reason” (each a “Severance” as defined in the Plan).  In such circumstances, the chief executive officer (CEO) of the Company would receive: (i) a lump-sum payment equal to 24 months of the CEO’s base salary, (ii) a lump-sum payment equal to the CEO’s prorated bonus target plus the annual target bonus multiplied by 1.25 and (iii) a lump-sum payment equal to the aggregate dollar amount that the Company otherwise would have contributed toward the CEO’s group health insurance coverage for 24 months.  Named officers (such as the chief financial officer and chief medical officer) and vice presidents of the Company would receive: (i) a lump-sum payment equal to 18 months of the covered employee’s base salary, (ii) a lump-sum payment equal to the covered employee’s prorated bonus target plus the annual target bonus and (iii) a lump-sum payment equal to the aggregate dollar amount that the Company otherwise would have contributed toward the named officer or vice president’s group health insurance coverage for 18 months.

For the avoidance of doubt, in the event that a covered employee is party to an alternative arrangement which provides one or more of the types of payments and benefits provided under this Plan, upon a termination of employment giving rise to such payments or benefits, the covered employee shall be entitled to the payment or benefit pursuant to either the Plan or the alternative arrangement, whichever provides the more favorable payment or benefit to the covered employee, as determined on a per-payment or per-benefit basis, as applicable.  A covered employee will not be entitled to a payment or benefit under both the Plan and an alternative arrangement.

Equity Benefit Plans

2005 and 2014 Equity Incentive Plan

Our board of directors adopted our 2005 Stock Option and Incentive Plan in 2005 for the purpose of attracting key employees, directors and consultants, inducing them to remain with us and encouraging them to increase their efforts to make our business more successful. We will not make any further grants under the 2005 Stock Option and Incentive Plan, but all outstanding awards under the 2005 Stock Option and Incentive Plan will continue to vest and be exercisable in accordance with their original terms.

The 2014 Plan provides for grants of stock options, stock appreciation rights, or SARs, restricted stock, restricted stock units, or RSUs, and performance awards. Our directors, officers and consultants will be eligible for grants under the 2014 Plan. The purpose of the 2014 Plan is to provide incentives that attract, retain and motivate high-performing officers, directors, employees and consultants by providing them a proprietary interest in our long-term success or compensation based on their performance in fulfilling their responsibilities to our company.

Available shares.    The aggregate number of shares of our common stock issuable pursuant to awards under the 2014 Plan as of January 1, 2018 is 2,186,200.  The number of shares of Company Stock that may be issued pursuant to Grants under this Plan and the number of shares of Company Stock that may be issued under this Plan as Incentive Stock Options shall be increased annually on January 1 of each year, by a number equal to the lesser of (i) 2,000,000 shares of Company Stock, (ii) an amount equal to 5% of the total number of shares of the Company’s capital stock outstanding on such date, calculated on a common-equivalent basis, or (iii) an amount determined by the Board.  All shares subject to the 2014 Equity Incentive Plan may be issued upon the exercise of incentive stock options. No person may be granted in a calendar year an award covering more than 700,000 shares. Such limitations are designed to help assure that any deductions to which we would otherwise be entitled with respect to such awards will not be subject to the $1.0 million limitation on the income tax deductibility by us of compensation paid to any covered executive officer imposed by Section 162(m) of the Code.

The number of shares available for issuance under the 2014 Plan may be subject to adjustment in the event of a reorganization, stock split, merger or similar change in our corporate structure or the number of outstanding shares of our common stock. In the event of any of these occurrences, we will make equitable adjustments to, among other things, the number and kind of shares, options or other property available for issuance under the plan or covered by grants previously made under the plan. The shares available for issuance under the plan may be, in whole or in part, either authorized and unissued shares of our common stock or shares of common stock held in or acquired for our treasury. In general, if awards under the 2014 Plan are for any reason cancelled, or expire or terminate unexercised, the shares covered by such awards may again be available for the grant of awards under the 2014 Equity Incentive Plan.

Change in Control.    In connection with a Change in Control (as defined below) the committee may, on a participant-by-participant basis (i) cause any outstanding awards to become vested and immediately exercisable, in whole or in part; (ii) cause any outstanding option to become fully vested and immediately exercisable for a reasonable period in advance of the Change in Control and, to the extent not exercised prior to that Change in Control, cancel that option upon closing of the Change in Control; (iii) cancel any unvested award or unvested portion thereof, with or without consideration; (iv) cancel any award in exchange for a substitute award; (v) redeem any RSU for cash and/or other substitute consideration with value equal to the fair market value of an unrestricted share on the date of the Change in Control; (vi) cancel any option in exchange for cash and/or other substitute consideration with a value equal to: (A) the number of shares subject to that option, multiplied by (B) the difference, if any, between the fair market value per share on the date of the Change in Control and the exercise price of that option; provided that if the fair market value per share on the date of the Change in Control does not exceed the exercise price of any such option, the committee may cancel that option without any payment of consideration; and/or (vii) take such other action as the committee determines to be reasonable under the circumstances; provided that the committee may only use discretion to the extent permitted under Section 409A of the Code.

Under the 2014 Plan, a Change in Control means the happening of an event, which shall be deemed to have occurred upon the earliest to occur of the following events: (i) any person or group acquires (in one or more transactions) beneficial ownership of our stock possessing 50.0% or more of the total power to vote for the election of our board of directors; (ii) a majority of the members of our board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of our board of directors prior to the date of the appointment or election; (iii) a merger or consolidation with another corporation where our shareholders immediately prior to such transaction will not beneficially own stock possessing 50.0% or more of the total power to vote for the election of the surviving corporation's board of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote) immediately after such transaction; (iv) any person or group acquires all or substantially all of our assets; (v) we complete a full liquidation or dissolution; or (vi) our stockholders accept a share exchange, whereby stockholders immediately before such exchange do not (or will not) directly or indirectly own more than 50.0% of the combined voting power of the surviving entity immediately following such exchange in substantially the same proportion as their ownership immediately before such exchange. The definition of Change in Control in the 2005 Stock Option and Incentive Plan is substantially similar to the definition in the 2014 Plan.

Repricing.    The committee may not, without obtaining prior approval of our stockholders: (i) implement any cancellation/re-grant program pursuant to which outstanding options under the 2014 Plan are cancelled and new options are granted in replacement with a lower exercise per share, (ii) cancel outstanding options under the 2014 Plan with exercise per share in excess of the then current fair market value per share for consideration payable in our equity securities or (iii) otherwise directly reduce the exercise price in effect for outstanding options under the 2014 Equity Incentive Plan.

Acceleration of Equity Awards.  Pursuant to the terms of each employment agreement with Mr. Cashman, Mr. Smith and Dr. Masuoka, in the event of a change in control that occurs during any time prior to such named executive officer's termination of employment with us, all or a portion of the executive's then unvested stock options shall fully vest.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by each of our named executive officers, which were outstanding as of December 31, 2017.

	Option Awards						Stock Awards
										Equity Incentive	Equity Incentive
							Number of			Plan Awards:	Plan Awards:
							Shares or	Market Value		Number of	Market or Payout
							Units of	of Shares or		Unearned Shares	Value of Unearned
							Stock That	Units of Stocks		Units or Other	Shares, Units or
	Date of	Shares	Shares not		Exercise	Date of	Have Not	That Have		Rights That Have	Other Rights That
Name	Grant	Exercisable	Exercisable		Price	Expiration	Vested	Not Vested		Not Vested	Have Not Vested
Christopher M. Cashman	9/15/2011	96,154	—	(1)	$1.04	9/14/2021	—	$—		—	$—
	4/12/2012	58,990	—	(1)	$1.04	4/11/2022	—	$—		—	$—
	4/4/2013	31,662	—	(2)	$1.04	4/3/2023	—	$—		—	$—
	12/22/2014	275,000	—	(3)	$8.70	12/21/2024	—	$—		—	$—
	7/20/2015	128,889	31,111	(4)	$14.30	7/19/2025	—	$—		—	$—
	8/3/2016	21,817	109,083	(5)	$1.50	8/2/2026	—	$—		—	$—
	1/17/2017	47,133	94,267	(6)	$1.21	1/16/2027	—	$—	(11)	60,600	$73,326
	12/6/2017	—	500,000	(7)	$6.19	12/5/2027	—	$—		—	$—
Edward F. Smith	11/25/2013	143,708	—	(8)	$1.04	11/24/2023	—	$—		—	$—
	12/22/2014	62,000	—	(9)	$8.70	12/21/2024	—	$—		—	$—
	7/20/2015	56,389	13,611	(4)	$14.30	7/19/2025	—	$—		—	$—
	8/3/2016	9,567	47,833	(5)	$1.50	8/2/2026	—	$—		—	$—
	1/17/2017	19,600	39,200	(6)	$1.21	1/16/2027	—	$—	(11)	25,200	$30,492
	12/6/2017	—	200,000	(7)	$6.19	12/5/2027	—	$—		—	$—
Lorianne Masuoka, M.D.	5/11/2017	—	260,000	(10)	$1.32	5/10/2027	—	$—		—	$—
	12/6/2017	—	150,000	(7)	$6.19	12/5/2027	—	$—		—	$—

(1)

25% of the total shares underlying this option vested on September 15, 2012.  The remaining shares vested 1/36th monthly over 36 months thereafter, subject to continued service to us through each vesting date.

(2)

17,596 of the total shares underlying this option vested on April 4, 2013.  The remaining shares vested 1/43rd monthly over 43 months thereafter, subject to continued service to us through each vesting date.

(3)

38,194 of the total shares underlying this option vested on December 22, 2014.  The remaining shares vested monthly over 31 months thereafter, subject to continued service to us through each vesting date.

(4)	The shares underlying this option vest monthly over 36 months beginning August 1, 2015, subject to continued service to us through each vesting date.

(5)	The shares underlying this option vest in 24 equal monthly installments beginning September 1, 2017, subject to continued service to us through each vesting date.

(6)	The shares underlying this option vest in 36 equal monthly installments beginning January 31, 2017, subject to continued service to us through each vesting date.

(7)	The shares underlying this option vest in 36 equal monthly installments beginning January 1, 2018, subject to continued service to us through each vesting date.

(8)

25% of the total shares underlying this option vested on November 25, 2014.  The remaining shares vest 1/36th monthly over 36 months thereafter, subject to continued service to us through each vesting date.

(9)	8,611 of the total shares underlying this option vested on December 22, 2014. The remaining shares vest monthly over 31 months thereafter, subject to continued service to us through each vesting date.

(10)

25% of the total shares underlying this option vest on April 10, 2018.  The remaining shares vest 1/36th monthly over 36 months thereafter, subject to continued service to us through each vesting date beginning April 30, 2018.

(11)	All shares of restricted stock vest in three equal installments each on January 17, 2018, 2019 and 2020.

Retirement Benefits

We maintain a Section 401(k) retirement plan for all employees who are 21 years of age or older. Employees can contribute up to 50.0% of their eligible pay, subject to maximum amounts allowed under law. We may make discretionary profit sharing contributions, which vest over a period of four years from each employee's commencement of employment with us. We did not make any discretionary profit sharing contributions in our fiscal year ended December 31, 2017.

Compensation of Directors

During our fiscal year ended December 31, 2017, we paid cash compensation to our directors. All of our directors also received awards under the 2014 Equity Incentive Plan. The following table sets forth information concerning compensation for services rendered by our directors (other than our Chief Executive Officer who is also Chairman of the Board of Directors) for the fiscal year ended December 31, 2017:

	Fees earned or paid in	Option		Stock		Total compensation
Name	cash ($) (1)	Awards ($) (2)		Awards ($) (3)		($)
Enrique J. Carrazana, M.D.	48,750	207,445	(4)	34,485	(8)	290,680
Michael R. Dougherty	45,417	156,800	(5)	11,070	(9)	213,287
Seth H.Z. Fischer Chair, Compensation Committee	48,125	147,350	(6)	5,445	(8)	200,920
Tim M. Mayleben Lead Independent Director; Chair, Audit Committee	68,750	147,350	(7)	5,445	(8)	221,545
Nicole Vitullo Chair, Nominating Committee	55,000	147,350	(7)	5,445	(8)	207,795

(1)

This column reports director fees earned with respect to services by the director during the year ended December 31, 2017. Payments for the prorated annual fee for the fourth quarter of 2017 were paid in 2018.

(2)	This column represents the aggregate grant date fair value of options to purchase shares of common stock granted to each director in 2017, computed in accordance with FASB ASC Topic 718.

(3)	This column represents the grant-date fair value of restricted stock granted to each director in 2017, computed in accordance with FASB ASC Topic 718.

(4)

As of December 31, 2017, this director held options to purchase 170,452 shares of common stock, which includes options to purchase 81,000 shares of common stock received under a consulting agreement.  See “Certain Relationships and Related Party Transactions” for more information.

(5)	As of December 31, 2017, this director held options to purchase 56,000 shares of common stock.

(6)	As of December 31, 2017, this director held options to purchase 60,900 shares of common stock.

(7)	As of December 31, 2017, this director held options to purchase 65,500 shares of common stock.

(8)	Represents 4,500 restricted shares of common stock, all of which vest on August 3, 2017.

(9)	Represents 9,000 restricted shares of common stock, all of which vest on September 6, 2017.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2017, there have been no transactions, to which we have been a party, in which the amount involved in the transaction or series of related transactions exceeded $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5.0% of our capital stock or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than employment, compensation, termination, indemnification and change in control arrangements with our named executive officers, which are described under “Executive and Director Compensation.”

Our Audit Committee is responsible for the review, approval and ratification of related person transactions. The audit committee will review these transactions under our Code of Conduct, which will govern conflicts of interests, among other matters, and will be applicable to our employees, officers and directors. See "Management—Audit Committee" for additional information regarding related-party transactions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and any persons who beneficially own more than 10% of our stock, to file with the SEC initial reports of ownership and reports of changes in ownership in our stock. Such persons are required by SEC regulations to furnish to us copies of all Section 16(a) forms they file. As a matter of practice, our administrative staff assists our directors and officers in preparing and filing such reports with the SEC.

To our knowledge, based solely on our review of copies of the reports received by us and written representations by these persons, no such persons failed to file reports under Section 16(a) on a timely basis.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER

EQUITY COMPENSATION PLANS AT DECEMBER 31, 2017

Number of securities
remaining available for
	Number of securities to	Weighted-average	future issuance under equity
	be issued upon exercise of	exercise price of	compensation plans
	outstanding options,	outstanding options,	(excluding securities
Plan category	warrants and rights	warrants and rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,754,320	$5.22	187,100
Equity compensation plans not approved by security holders	—	—	—
Total	3,754,320	$5.22	187,100

PROPOSAL 1: ELECTION OF CLASS I DIRECTORS

Our Board consists of a number of members as established by the majority vote of the Board. The number of directors that presently constitute the entire Board is six. Upon election of the two nominees for Class I director below at the Annual Meeting, our Board will continue to consist of six members. Under our charter, our Board is divided into three classes, with each class having as nearly as possible an equal number of directors. The term of one class expires, with their successors being subsequently elected to a three-year term, at each annual meeting of stockholders. The Board is comprised of two Class I directors, whose initial term expires on the election and qualification of successor directors at the annual meeting of stockholders held in calendar year 2018. At the Annual Meeting, if elected, the two Class I director nominees named in this Proxy Statement will hold office for three years until their successors are elected and qualified or until the director’s death, removal or resignation. The Board has nominated Christopher M. Cashman and Michael R. Dougherty for election as a Class I Director at the Annual Meeting. Upon the adjournment of our 2018 Annual Meeting of Stockholders, the Board will be composed of two Class I directors, whose term expires on the election and qualification of successor directors at the annual meeting of stockholders held in calendar year 2021 or until his or her death, removal or resignation, two Class II directors, whose term expires on the election and qualification of successor directors at the annual meeting of stockholders held in calendar year 2019 or until his or her death, removal or resignation, and two Class III directors, whose term expires on the election and qualification of successor directors at the annual meeting of stockholders held in calendar year 2020 or until his or her death, removal or resignation

Listed above under the caption “Board of Directors” are the names and biographical information of Christopher M. Cashman and Michael R. Dougherty, the two nominees for Class I director, as well as the current Class II and Class III directors. The persons designated as proxies in the accompanying proxy card intend to vote “FOR” such nominees, unless a contrary instruction is indicated on the proxy card. If for any reason any nominee should become unavailable for election, the persons designated as proxies in the proxy card may vote the proxy for the election of another person nominated as a substitute by the Board, if any person is so nominated. The nominees are currently directors and have consented to be named and have agreed to serve, if elected.

Recommendation of the Board

The Board recommends a vote  “FOR” the election of Christopher M. Cashman and Michael R. Dougherty to the Board as Class I directors.

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP audited our financial statements as of and for the years ended December 31, 2017 and 2016. The Audit Committee of our Board has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018. We are submitting our selection of KPMG LLP as our independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. We expect that one or more representatives of KPMG LLP will be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions at the end of the Annual Meeting. The Audit Committee has the sole authority and responsibility to select, appoint, evaluate and, where appropriate, discharge and replace KPMG LLP as our independent registered public accounting firm, and the selection of the Company’s independent registered public accounting firm is not required to be submitted to a vote of the stockholders for ratification. Notwithstanding the outcome of the vote by the stockholders of the Company, the Audit Committee is not bound to retain the independent registered public accounting firm or to replace the independent registered public accounting firm, where, in either case, after considering the outcome of the vote, the Audit Committee determines its decision regarding the independent registered public accounting firm to be in the best interests of the Company.

The following table sets forth the aggregate fees billed by KPMG LLP as described below:

Fee Category:	2017	2016
Audit Fees	$429,845	$285,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$429,845	$285,000

Audit Fees:  Consists of fees billed for professional services rendered in connection with quarterly reviews and the audit of our financial statements as of and for the years ended December 31, 2017 and 2016. Also consists of fees billed for services rendered in connection with the issuance of consents, comfort letters and review of documents filed with the SEC.

Audit-Related Fees:  There were no fees billed in 2017 or 2016 for any services other than those reported above.

Tax Fees:  There were no fees billed in 2017 or 2016 for any services other than those reported above.

All Other Fees:  There were no fees billed in 2017 or 2016 for any services other than those reported above.

All of the above services were approved by the Audit Committee.

In accordance with the Sarbanes-Oxley Act of 2002, as amended, the Audit Committee’s policy is to pre-approve all audit and non-audit services provided by our independent registered public accounting firm. On an ongoing basis, management defines and communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of our independent registered public accounting firm for such services. The Audit Committee has also delegated authority to the Chairman of the Audit Committee, and if the Chairman of the Audit Committee is unavailable, to any other Audit Committee member, to pre-approve permitted services. Any such pre-approval must be reported to the Audit Committee at its next meeting.

Recommendation of the Board

The Board recommends a vote “FOR” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2018

ANNUAL MEETING OF STOCKHOLDERS

Stockholders intending to present proposals at our Annual Meeting of Stockholders to be held in 2019 and intending to have such proposals included in our next proxy statement must send their proposals to our Secretary, in writing, at Marinus Pharmaceuticals, Inc., 170 N. Radnor Chester Rd, Suite 250, Radnor, Pennsylvania 19087; Attention: Secretary, pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our proxy statement and form of proxy for our 2019 Annual Meeting of Stockholders and must be received by us not later than November 6, 2018. If, however, the date of our 2019 Annual Meeting of Stockholders will be on or before March  11, 2019 or on or after May 13, 2019, then the deadline will be a reasonable time before we begin to print and send out our proxy materials. The dates referenced below with respect to proposing an item of business at our 2019 Annual Meeting will not affect any rights of stockholders to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 of the Exchange Act.

In addition, under our bylaws, a stockholder of record on the date of the giving of the written notice to introduce a nomination or to propose an item of business must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Stockholders. These procedures provide that a nomination for director nominee(s) and/or an item of business to be introduced at an Annual Meeting of Stockholders must be submitted in writing to our Secretary at our offices at Marinus Pharmaceuticals, Inc., 170 N. Radnor Chester Rd, Suite 250, Radnor, Pennsylvania 19087. We must receive written notice of your intention to introduce a nomination or to propose an item of business at our 2019 Annual Meeting:

•	after November 6, 2018, but before December 6, 2018; or

•

if the 2019 Annual Meeting will be held be on or before March 11, 2019 or on or after May 13, 2019, then no earlier than the close of business on the 120th day prior to the 2019 Annual Meeting and not later than the close of business on the later of (A) the 90th day prior to the 2019 Annual Meeting and (B) the 10th day following the day on which notice of the date of the 2019 Annual Meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs; or (ii) in the case of an election of directors at a special meeting of stockholders, provided that our Board, or such person or persons requested by a majority of our Board to call special meetings, has determined that directors shall be elected at such special meeting and provided further that the nomination made by the stockholder is for one of the director positions that our Board, or such person or persons requested by a majority of our Board to call special meetings, as the case may be, has determined will be filled at such special meeting, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (x) the 90th day prior to such special meeting and (y) the 10th day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs.

Any such notice must include all of the information required to be in such notice pursuant to our bylaws filed with the SEC.

ANNUAL REPORT

A copy of our Annual Report is available to our stockholders with this Proxy Statement as described in the Notice of Internet Availability. A paper copy can be requested at no charge by following the instructions in the Notice of Internet Availability.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Some banks, brokers and other nominee record holders may participate in the practice of “householding” proxy statements, annual reports and notices of Internet availability of proxy materials. This means that only one copy of this Proxy Statement and our Annual Report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any such documents to you if you write or call our Secretary, Edward F. Smith, at Marinus Pharmaceuticals, Inc. 170 N. Radnor Chester Rd, Suite 250, Radnor, Pennsylvania 19087; telephone: (484) 801-4670.

If you want to receive separate copies of our Proxy Statement and Annual Report in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact our Secretary, in writing, at the address listed above.

By Order of the Board of Directors,

/s/ Edward F. Smith
Edward F. Smith, Vice President,
Chief Financial Officer, Treasurer and Secretary

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY E36318-P02577 ! ! ! For All Withhold All For All Except For Against Abstain ! ! ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. MARINUS PHARMACEUTICALS, INC. 170 N. RADNOR CHESTER RD, SUITE 250 RADNOR, PA 19087 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MRNS2018 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. MARINUS PHARMACEUTICALS, INC. 2. The ratification of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2018. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy, when properly executed, will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2. 01) Christopher M. Cashman 02) Michael R. Dougherty 1. The election as Class I directors of the nominees listed below (except as marked to the contrary to the right). NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2. For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. E36319-P02577 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. MARINUS PHARMACEUTICALS, INC. Annual Meeting of Stockholders April 19, 2018 This proxy is solicited by the Board of Directors The undersigned hereby appoints Christopher M. Cashman and Edward F. Smith as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Marinus Pharmaceuticals, Inc. held of record by the undersigned on February 20, 2018, at the Annual Meeting of Stockholders to be held via the Internet at www.virtualshareholdermeeting.com/MRNS2018, on April 19, 2018, or any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy, when properly executed, will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2. Continued and to be signed on the reverse side Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. MARINUS PHARMACEUTICALS, INC. Annual Meeting of Stockholders April 19, 2018 This proxy is solicited by the Board of Directors The undersigned hereby appoints Christopher M. Cashman and Edward F. Smith as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Marinus Pharmaceuticals, Inc. held of record by the undersigned on February 20, 2018, at the Annual Meeting of Stockholders to be held via the Internet at www.virtualshareholdermeeting.com/MRNS2018, on April 19, 2018, or any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy, when properly executed, will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2. Continued and to be signed on the reverse side Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)